Exhibit 10(m)

MANAGEMENT INSURANCE PROGRAM AGREEMENT

Agreement dated as of the September 16, 2015 between Arrow Electronics, Inc., a New York corporation (the “Company”), and ________ (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Employee is presently employed by the Company.

WHEREAS, The Compensation Committee of the Board of Directors of the Company has selected the Employee to participate in the Company’s Management Insurance Program.

WHEREAS, the Company and the Employee desire to enter into this agreement (this “Agreement”) as part of the Employee’s employment arrangement with the Company, this Agreement to remain in effect during the term of the Employee’s employment with the Company or until earlier termination of this Agreement as herein provided.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.    Group Insurance.
The Employee hereby waives any and all rights he or she may have to receive any Group Life Insurance benefits from the Company in an amount in excess of $50,000, notwithstanding the fact that such Group Life Insurance may be offered to the employees of the Company generally or to a class of employees similar to the Employee, and irrespective of whether or not such Group Life Insurance is described in the Company’s Employee Handbook.

The foregoing notwithstanding, the Company shall continue to purchase for the benefit of the Employee $50,000 of Group Life Insurance at no additional cost to the Employee.

2.    Management Insurance Program Death Benefit.
In the event the Employee dies during the term of this Agreement, the Company will pay to the designated beneficiary of the Employee (or, if no such beneficiary is designated, to the estate of the Employee) a death benefit equal to the sum of a Basic Death Benefit and a Tax Assistance Benefit.

The Basic Death Benefit shall be equal to 4 times the amount of the Employee’s most recent total On Target Earnings (OTE) in effect prior to the employee’s death. For purposes hereof, “OTE” shall be defined as base salary plus the Employee’s target annual incentive award if applicable (but excluding any payments made pursuant to stock appreciation rights or otherwise pursuant to any plan for the grant of stock options, stock, or other equity-based compensation), determined before reduction for contributions under any plan described in Section 401(k) or 125 of the Internal Revenue Code of 1986, as amended (the “Code”), less the $50,000 of Group Life Insurance provided under Section 1 of this Agreement. The projected Basic Death Benefit applicable as of the commencement date of this Agreement shall be adjusted at any time that the Employee’s OTE is adjusted.

The Tax Assistance Benefit shall be that amount which the Company shall reasonably and in good faith determine to represent the additional payment required to be added to the Basic Death Benefit in order that the sum of the Basic Death Benefit and the Tax Assistance Benefit shall, after reduction by federal, state and local income and employment taxes payable thereon, yield a net death benefit after such taxes equal to the amount of the Basic Death Benefit, rounded up to the next $1,000 increment.

3.     Purchase of Life Insurance; Payment of Death Benefit.
The Company shall use its best efforts, subject to standard insurance company medical underwriting requirements, to purchase a life insurance policy or policies on the life of the Employee (all such policies, together with any additional policies described below, the “Insurance Policy”), in an amount at least equal to the projected Basic Death Benefit based on the Employee’s OTE as of the date hereof. The Company shall be the owner and beneficiary of the Insurance Policy. The Insurance Policy shall not be held in trust and shall be part of the general assets of the Company. Upon adjustment of the projected Basic Death Benefit as described in Section 2 above, the Company may, in its discretion, purchase additional life insurance to cover any increase in the projected Basic Death Benefit in effect after such adjustment. If the Company desires to purchase additional life insurance coverage, the Employee hereby consents to cooperate with any standard insurance company medical underwriting requirements. The Company shall not be required to purchase any policy with respect to the Tax Assistance Benefit. The Employee’s beneficiary or estate will timely submit the appropriate claim forms and other necessary documentation requested by the Company in connection with the Insurance Policy. Within 30 days after the Company has received the proceeds of any such Insurance Policy, and in any event within 90 days following the receipt by the Company of such claim forms and other requested documents, the full amount of the Basic Death Benefit and the Tax Assistance Benefit will be payable to the beneficiary of the Employee (or to the estate of the Employee if no beneficiary has been designated).

The Employee’s beneficiary or estate, as the case may be, will be solely responsible for the payment of all estate, inheritance, income, or similar taxes which may be levied by local, state or federal tax statutes, regulations or the like.

The benefits provided under Sections 1 and 2 of this Agreement shall be in addition to any other insurance or similar benefit provided to the Employee, and the Employee shall continue to be eligible to purchase optional/dependent life insurance, personal accident insurance or any other insurance benefit offered to employees of the Company generally, subject to the terms of such arrangements.

4.    Designation of Beneficiary.
The Employee hereby directs the Company to pay any and all sums in accordance with the terms of Section 2 of this Agreement to the following beneficiary(ies):

Primary Beneficiary: _________________________________________
Relationship:     _________________________________________
Address:         _________________________________________
_________________________________________
_________________________________________
Date of Birth:      ___________/___________/___________
Social Security Number: __ __ __-__ __-__ __ __

Secondary Beneficiary: _________________________________________
(to receive payment if
the primary beneficiary

predeceases the Employee)
Relationship:     _________________________________________
Address:         _________________________________________
_________________________________________
Date of Birth:     ___________/___________/___________
Social Security Number: __ __ __-__ __-__ __ __

If you need more space to designate beneficiaries, please do so on a separate sheet with your name (both printed and signed) and your Social Security Number at the top, and so indicate in the space above.

If no designated beneficiary is living at the time benefits hereunder become payable, the Company shall make such payments to the estate of the Employee. The designation of beneficiary and direction set forth in this Section 4 supersedes any designation and direction of prior date under any predecessor management insurance program agreement (excluding any designation or direction under, and for purposes of, the Company’s Group Life Insurance program), which is hereby revoked. The Employee reserves the right at any time to revoke or modify this designation and direction by written notice to the Company in the manner prescribed by the Company.

5.    Term of Agreement.
(a)    This Agreement shall commence on September 16, 2015.

(b)
This Agreement shall terminate automatically upon the Employee’s “separation from service” (as determined in accordance with Section 409A of the Code) for any reason other than death; provided, however, that, if the Employee is a participant in the Arrow Electronics, Inc. Supplemental Executive Retirement Plan (the “SERP”) and a “specified employee” as of the date of the Employee’s “separation from service” (each as determined in accordance with Section 409A of the Code), then, in the event that the actual commencement of SERP benefit payments to the Employee will be delayed pursuant to the terms of the SERP solely due to the Employee’s status as a “specified employee” upon “separation from service” (each as defined in Section 409A of the Code), this Agreement shall be extended and shall terminate automatically upon the first day of the seventh month following such separation from service.

(c)
This Agreement may be terminated by the Company at the Company’s sole discretion at any time by notice in accordance with Section 9. Any such termination under this Section 5(c) will take effect on the first day of the month after the expiration of 60 days from the date such notice is given.

6.    Effect of Termination.
If this Agreement is terminated under Section 5(b) or 5(c) above, then, upon the request of the Employee, the Company shall request that the insurance company transfer the Insurance Policy, if any, to the Employee, and the Employee will be responsible for paying the premiums due on the policy. If this Agreement is terminated under Section 5(c) above and the Employee remains employed by the Company following such termination of this Agreement, then the Employee may, in the Company’s discretion, be enrolled in the Company’s Group Life Insurance program at the multiple provided to other employees in the same or a similar position. Except as otherwise set forth in this Section 6, upon the termination of this Agreement for any reason whatsoever, the Company shall have no further obligation hereunder; provided, however, that no such termination shall affect the Company’s obligation to make payments hereunder if the death of the Employee occurs prior to such termination.

7.    Disability.
In the event that the Employee becomes totally and permanently disabled (as determined by an insurance carrier selected by the Company to provide long-term disability benefits to the Employee), the Company shall terminate the Employee’s employment and transfer the Insurance Policy to the Employee in accordance with Section 6. The Employee shall thereafter be responsible for the payment of premiums on the Insurance Policy.

8.    Not an Employment Contract.
This Agreement does not constitute a contract of employment between the Employee and the Company. The Company reserves the right to terminate the Employee’s employment for any reason at any time, with or without cause, notwithstanding the existence of this Agreement.

9.    Notices.
Any notices hereunder shall be in writing and shall be effective when mailed, first class postage prepaid, (a) to the Employee, at his or her last known address as shown in the employment records of the Company, or (b) to the Company, at 7459 South Lima Street, Englewood CO 80112 Attention: Global Benefits. Either party may change the address to which notices shall be sent by written notice to the other.

10.    Binding Effect.
Except as herein provided, this Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors (including but not limited to successors resulting from any corporate merger, reorganization or similar event) or assigns. The term “Company” shall include any and all subsidiaries and/or successors of the Company, where appropriate.

11.    Spendthrift Clause.
Payment of benefits pursuant to this Agreement shall be made only to the designated beneficiary or the estate of the Employee. No interest or rights in or under this Agreement or in any benefits payable pursuant to this Agreement shall be subject in any manner to the debts or other obligations of the Employee or such beneficiary or estate, and shall not be subject to transfer, anticipation, sale, assignment, bankruptcy, pledge, attachment, charge or encumbrance in any manner, either voluntarily or involuntarily.

12.    Precedence.
By signing this Agreement, the Employee acknowledges and agrees that this Agreement supersedes any previous Management Insurance Program Agreement or agreements signed by the Employee.

13.    Consent to Insurance.
Proposed insured: _____________ (the “Employee”) hereby consents to the purchase by Arrow Electronics, Inc. (the “Company”) and/or its subsidiaries or affiliates of one or more insurance policies on the Employee’s life from such companies as the Company may select (the “Insurers”).
The Employee acknowledges that the Company has an insurable interest on his or her life inasmuch as the policies consented to hereunder are issued in connection with an employee benefit plan provided for the Employee’s benefit.
The Employee certifies that he or she is currently engaged in active full-time work (i.e., working 30 or more hours per week in a normal capacity and, in particular, not hospitalized or absent from work due to illness or accident more than a total of three days in the preceding three-month period).
The Employee provides the following information in connection with the issuance of such insurance:
Have you smoked cigarettes within the last twelve months? Yes No

Gender: Male      Female
The parties hereto acknowledge that a copy of this Section 13 and the signature block below, and no other portion of this Agreement, will be provided to the Insurers to whom the Company and/or its subsidiaries or affiliates will apply for life insurance. The Company and the Employee acknowledge that any Insurer receiving such copy is not a party to this or any other agreement between the Company and the Employee, nor shall such Insurer be charged with knowledge of the terms of any such agreement.
The Employee hereby acknowledges that an Insurer may, in addition to the consent provided above, require that the Employee execute a consent on a specific form provided by the Insurer for the purpose. The Employee further agrees that, notwithstanding any other provision of this Agreement, the Company shall have no obligation to purchase insurance or to provide a Basic Death Benefit (or Tax Assistance Benefit) with respect to the amount of such insurance if the Employee fails to execute such consent or provide such other information or documentation as may be required by the Insurer as a condition of the issuance of such insurance.

14.    Applicable Law.
This Agreement shall be construed in accordance with the internal laws of the State of New York; provided, however, that the provisions of “Section 13 - Consent to Insurance,” shall be construed in accordance with the laws of the state in which the related insurance application is executed.

IN WITNESS WHEREOF, the parties here have entered into this Agreement as of the day and year first above written.

Arrow Electronics, Inc.                 The Employee

By:    ___________________________ ___________________________